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                                                                   Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus of our report dated
February 22, 2001 relating to the financial statements and financial statement schedule of National Equipment Services, Inc. and its subsidiaries, which appears in National Equipment Services, Inc.'s Annual Report on
Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Chicago, Illinois
August 27, 2001